SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2004

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 918/573-2000

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Item 9. Regulation FD Disclosure.
INDEX TO EXHIBITS
Press Release

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

a)	None

b)	None

c)	Exhibits

Exhibit 99.1	Copy of press release dated August 19, 2004, publicly reporting the matters discussed herein, furnished pursuant to Item 9.

Item 9. Regulation FD Disclosure.

     On August 19, 2004, The Williams Companies, Inc. (“Williams”) announced that in connection with the previously announced cash tender offer and consent solicitation with respect to any and all of Williams’ 8 5/8 percent Senior Notes due 2010, it will pay $1,169.65 for each $1,000 principal amount of notes purchased in the tender offer – the total consideration – plus accrued but unpaid interest up to, but not including, the settlement date. The total consideration includes a consent payment of $20.00 per $1,000 principal amount of notes.

     The total consideration represents for each $1,000 principal amount tendered the sum of the present value of the redemption price on June 1, 2007, and the present value of the interest that would accrue until June 1, 2007, each as determined by reference to a fixed spread of 85 basis points over the yield to maturity of the 3.125 percent United States Treasury Note due May 15, 2007.

     Approximately $789 million, or approximately 98.6 percent, aggregate principal amount of notes have been validly tendered.

     A copy of the press release announcing the same is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.
Date: August 20, 2004	/s/ Brian K. Shore
	Name:	Brian K. Shore
	Title:	Secretary

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
99.1	Copy of press release dated August 19, 2004, publicly reporting the matters discussed herein, furnished pursuant to Item 9.